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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 22, 1999, except Notes 6 and 10 which are as of January 19, 2000, relating to the financial statements of Landa Management Systems Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Jose, California

January 20, 2000